Exhibit 99.4

Atlas Crest Investment Corp.

Announcement of Proposed Business Combination with Archer

February 10, 2020 08:00 AM ET

Presenters

Ken Moelis, Chairman of Atlas Crest Investment Corp., Chairman and CEO of Moelis and Company

Brett Adcock, Co-Founder and Co-CEO of Archer

Adam Goldstein, Co-Founder and Co-CEO of Archer

Tom Muniz, VP of Engineering of Archer

Operator

Good morning, and welcome to today’s conference call announcing the business combination of Archer Aviation Inc. and Atlas Crest. Joining us on the call is Ken Moelis, Chairman and CEO of Moelis and Company, Brett Adcock, Co-Founder and Co-CEO of Archer, Adam Goldstein, Co-Founder and Co-CEO of Archer and Tom Muniz, Vice President of Engineering for Archer.

We would like to remind everyone that this call will contain forward looking statements, including but not limited to statements regarding Archer and Atlas Crest’s expectations or predictions of financial and business performance and conditions, competitive and industry outlook, and the timing and completion of the business combination. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions, and they are not guarantees of performance. We encourage you to read the press release issued today, the accompanying presentation, and Atlas Crest’s filings with the SEC for discussion of the risks that can affect the business combination, Atlas Crest’s business, and the business of the combined company after the completion of the proposed business combination.

Archer and Atlas Crest are under no obligation and expressly disclaim any obligation to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

I’d now like to introduce Ken Moelis.

Ken Moelis, Atlas Crest Investment Corp.

Good morning everyone, this is Ken Moelis. It’s a pleasure for Michael and I to introduce you to Archer and the new dawn of urban air mobility. We’re very excited to announce that Atlas Crest Investment Corp has entered into a business combination agreement with Archer. Combining with Archer reflects Atlas Crest’s mission to partner with disruptive world class companies driving transformational growth.

Archer is a global leader in urban air mobility, a $1 trillion plus market according to leading industry research. Electric vertical takeoff and landing, or eVTOL, aircraft will transform how and where people live, work and adventure, all while advancing a zero emissions world - this is particularly important as global urban density continues to grow.

Archer has a deep and extensive team of eVTOL pioneers with a combined 200 plus years of experience. A highly differentiated $1 billion contract with United Airlines and a manufacturing agreement with Stellantis. A commercialization approach which emphasizes existing technology and elegant design to facilitate regulatory approvals and efficient manufacturing…culminating in a luxury experience at a scaled, low delivered cost point.

A few summary comments regarding the transaction. We are targeting a combination close in the second quarter of 2021. Archer is valued at $2.7 billion, representing 1.2x 2026 revenue and 4.2x 2026 EBITDA. We have a $600 million committed PIPE with participation from leading strategic and financial investors including United Airlines, Stellantis and the venture arm of Exor, Baron Capital Group, the Federated Hermes Kaufmann Funds, Mubadala Capital, Putnam Investments and Access Industries. In addition, Archer lead investor Marc Lore and myself, along with affiliates, are investing $30 million in the PIPE.

When combined with $500 million cash in the Atlas Crest trust, we will raise $1.1 billion to support Archer’s future growth – this capital is projected to exceed the funding required to achieve cash flow positivity. All existing shareholders will roll 100% of their shares into the combined company.

I’m now going to turn the call over to Brett Adcock and Adam Goldstein who are the Co-Founders and Co-CEOs of Archer. They are going to walk you through the incredible vision and the team they’ve brought together to lead Archer and to change the world by flying faster, farther, safer, quieter and greener.

Brett and Adam....

Brett Adcock, Archer

This is Brett Adcock, Co-Founder and Co-CEO. Archer’s designing and developing an electric vertical takeoff and landing aircraft for use in urban air mobility. Morgan Stanley estimates that urban air mobility to be a $1.5 to $3 trillion industry by 2040. Archer has one of the most experienced team with over 200 years of combined eVTOL experience. We have two important partners that are helping to accelerate this timeline to market. Earlier this quarter, we announced the strategic collaboration agreement with Stellantis, the fourth largest automobile manufacturer in the world by volumes to work on high-volume composite manufacturing and access to their low-cost automotive grade supply chain. This morning, we announced the commercial agreement with United Airlines for $1 billion pre-order of aircraft with an option for an additional $500 million of aircraft. Archer is building the world’s leading urban air mobility company. It is our goal to build the next great aerospace manufacturing company right here in the United States.

Marc Lore was the first backer here at Archer and has been an incredible asset for us over the last few years. When we met Ken Moelis, it was a combination of the best two entrepreneurs we know to help accelerate Archer’s time to market. We’re really excited to be announcing today the business combination with Atlas Crest.

I’m Brett Adcock, Co-Founder and Co-CEO. I’ve been working with my business partner, Adam Goldstein, for the last 15 years building companies together. Our last company was a technology startup in New York called Vettery. Tom Muniz is the VP of Engineering at Archer. Prior to this, Tom was the VP of Engineering at Wisk. Donald Stewart is our interim CFO. Prior to this, Donald was previously the VP of Finance at Wisk. Geoff Bower is the Chief Engineer. Prior to this, he was chief engineer for Airbus’s eVTOL division called Vahana. And prior to that, he worked at Wisk. Eric Wright is the head of certification. Prior to this, he was the head of certification for nine years at Piper Aircraft, where Eric brought to market numerous aircraft with the FAA. Prior to that, Eric worked at the FAA. And a fun fact about Eric is he’s actually a descendant of the Wright brothers. Julien is our Head of Design. Prior to this, Julien was the Head of Design at Mazda. Louise is a Senior Director of Marketing. Prior to this, Louise was the Global Marketing Manager at Tesla.

Morgan Stanley believes this to be a $1.5 to $3 trillion market by 2040. If we look at the world today, half the world lives in cities. The UN predicts by 2050, 70% of the world will live in cities. This has led to unprecedented traffic congestion on the back of the inability to scale ground infrastructure. We believe moving into the air is the right solution where you can travel 150 miles an hour, point to point, with no congestion, no stoplights, and no traffic. This will also help push the world towards zero-emissions future. The largest part of the market here is shared mobility and moving passengers around. We’re also excited about cargo logistics and military and defense. In the third quarter of 2020, Archer was awarded three contracts with the DOD. We’re excited about our progress to date with the military and believe it to be an important area long-term for the business.

We have two strategic and commercial partnerships that we wanted to discuss here today. Earlier this morning, we announced the commercial agreement with United Airlines for purchase of $1 billion of aircraft with an option for another $500 million of aircraft in the coming years. United is becoming a key equity holder in the business and also a strategic partner. On the strategic side, United Airlines is helping Archer around accelerating our path through FAA certification, airline flight connections, pilot and maintenance crew training, and also the overall go-to-market strategy for city launches and airport connections.

Earlier this quarter, we announced the definitive agreement with Stellantis, the fourth largest automotive manufacturer in the world by volume. We’re working together on high-volume composite manufacturing and access to low-cost automotive grade supply chain. Long-term, it’s important to think about mass manufacturing so we can scale our service to every market in the world.

Adam Goldstein, Archer

I’m Adam Goldstein, Co-Founder and Co-CEO. All right, let’s talk about the aircraft. Presenting Maker. Maker was designed to travel 60 miles at the end of its battery life, and including reserves, and it travels at 150 miles per hour. At these speeds, we can enable trips that are much faster than ground transportation. The vehicle cruises at 2000 feet above ground level, and at a 45 decibel noise level, the vehicle will be nearly silent to people on the ground. We can do all of this while providing zero emissions to the future.

While Maker is a high-end premium luxury product, we can offer the service at a cost that’s much more affordable to the masses. The Archer service will be available starting at $3.30 cents per passenger mile, a price that’s comparable to UberX. The Archer vehicles will help people reduce their commute times, but it’s not just about that. We also envision a world where people can explore and travel to places that were typically reserved for the weekends or for holidays, but now can be accessible on an everyday basis.

Archer has two revenue streams, which will help catalyze the full ecosystem that we operate in. The first is called Archer Direct. That’s our OEM business where we will sell aircraft to third parties. The second is called Archer UAM, which is our aerial ride sharing business. Moving to electric enables a step change in technology to drive a low-cost and highly reliable aircraft. Archer is seeing early demand across a wide range of industries, such as cargo logistics, military and commercial operations. These players are interested in a new push for sustainable air mobility. Archer Direct was set up to take advantage of this demand and help finance the bigger vision for Archer’s own urban air mobility operations. The partnership with United was a great example of a group highly motivated to accelerate decarbonization, but also allows Archer to advance our vision towards getting to market quickly.

SpaceX’s goal is to colonize Mars, but Starlink, the satellite business, will help pay for this journey. Archer Direct is a way for us to build a strong business at launch while pushing faster towards our goal of urban air mobility.

Building an aerial ride sharing business is why we wake up every day. Urban air mobility enables people to travel up to 100 miles at a fraction of the time, traveling from Manhattan to JFK in minutes or Palo Alto to Napa for dinner will be the new normal. We are targeting cities, such as LA, Miami, and Dallas as early launch partners, cities that are constrained by traffic, but also have a strong vision towards emerging technologies. Our go-to-market strategy also relies on existing infrastructure and lightly retrofitted infrastructure, such as parking garages, under utilized airports, and helipads. At scale, there will be larger vertiports that help accommodate high volume trips that are to be used on a daily basis.

Here’s an illustrative example of how we’re building an affordable service, but also saves people an incredible amount of time. We’ve all taken the trip from Manhattan to JFK before. It typically takes around 90 minutes. But with the Archer aircraft, we can enable these trips in a fraction of the time. And when considering the alternatives, it’s a much better value. And we can also do this at zero emissions.

When compared to ride sharing, Archer’s eVTOL aircraft can generate significant revenue. The reason these vehicles can generate so much revenue is they travel 150 miles per hour, and we also monetize the vehicle on a per seat mile basis. When compared to ride share cars, these vehicles will generate a substantially higher amount of revenue. We believe that each vehicle on an annual basis will generate over $2 million of revenue. We also believe these vehicles will be very profitable. When considering all of the direct and indirect costs, we think each vehicle will generate over $1 million of operating profit. We’ve taken all the costs into consideration, thinking about things like pilots, maintenance, batteries, landing fees, depreciation of the aircraft itself.

The economics of urban air mobility are very attractive. These vehicles have high utilization generating substantial revenue, but also generate an attractive margin. Including both direct and indirect operating costs, we estimate that each vehicle can generate over $1 million of operating income per year. We believe this business to be three times more profitable over the life of the aircraft and selling the vehicles directly.

Archer is raising $1.1 billion dollars or $1,050,000,000 net of proceeds. The capital will be dedicated towards organizational build-out, vertical integration of our core enabling technologies, and the build-out of our production manufacturing and testing facilities.

Tom Muniz, Archer

Hi everybody. My name is Tom Muniz. I’m the VP of Engineering here at Archer. To start off, I’d like to tell you more about our team, which I think is a really unique strength. So we’ve combined what we think is the ideal team to bring a product to market, and really that means a combination of some of the folks who have worked in this industry over the past 10 years at eVTOL companies, plus some seasoned aerospace professionals who have brought aerospace products to market at companies like Cirrus, Cessna, Piper, et cetera. We think this is a really unique strength that basically gives us a team that’s laser-focused on getting this product certified and into the market.

All right. So jumping in, first, what I want to tell you about is some of our key enabling technologies in the areas of the aircraft design, electric powertrain, avionics and flight control software. Then we’ll cover our system simulation capabilities, which is how we optimize the vehicle, not in isolation, but for the business case, an operation in the future network of vehicles. And then lastly, we’ll talk about our manufacturing plans.

Okay. So jumping into the aircraft design. The vehicle that we’ve designed is efficient, safe, and low noise in all phases of flight. In addition, we’ve designed for certification and manufacturing from day one in order to give us an efficient path through the certification process, as well as into mass manufacturing.

All right. So next I want to tell you about Prime Radiant, which is our system simulation capability. This tool is really at the core of all of the design work that we do. And basically we’ve acquired commercially available cell phone tracking data that tells us how people move around cities all over the country and really all over the world. Then using that as a baseline, we can simulate how our aircraft will operate on future networks, both with existing infrastructure and potential new infrastructure that lets us identify the really compelling markets we can launch into, lets us look at where the most value add to potential customers would be, and in addition, allows us to couple that information with our aircraft design capability, such that we’re developing the optimal aircraft for the future network and really thinking about the problem holistically. So basically everything we do is designed around the business case.

So we think about manufacturing the vehicle in two distinct phases where the initial phase leverages standard aerospace manufacturing processes, building airplanes the same way that they’re built today at commercial aircraft manufacturers. We have the nice advantage, though, of being able to access the Stellantis supply chain in order to drive down costs on certain components and raw materials, which is a great advantage. Long-term though we’re really excited about working with on Stellantis on a second phase of manufacturing, where ultimately we hope to produce vehicles using similar techniques and manufacturing processes as automotive uses today, enabling us to really drive up the volume and drive down the cost, making these vehicles accessible to everybody in the long term.

Adam Goldstein, Archer

Thanks for joining us on our journey. We look forward to building a sustainable future together.

Operator

That concludes today’s call. Thank you for joining us.